                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lithia Motors, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sidney B. DeBoer, Chairman of the Board, Chief Executive Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Sidney B. DeBoer
--------------------
Sidney B. DeBoer
Chairman of the Board,
Chief Executive Officer and Secretary
Lithia Motors, Inc.
May 14, 2003


This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Lithia Motors, Inc. and will be retained by Lithia Motors, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.